                            SECURITIES PURCHASE AGREEMENT


                                        among


                           BUSINESS SERVICES HOLDINGS, INC.


                                         and


                             THE SEVERAL PURCHASERS NAMED
                         IN SCHEDULE I AND SCHEDULE II HERETO















                             Dated as of January 24, 1996

--------------------------------------------------------------------------------

                                 TABLE OF CONTENTS
                                                                            Page

  I. PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . .2

     SECTION   1.01   Issuance, Sale and Delivery of the
                        Initial Common Shares and the Initial
                        Preferred Shares and Execution,
                        Sale and Delivery of the Note   .  . . . . . . . . . .2
     SECTION   1.02   Additional Agreement . . . . . . . . . . . . . . . . . .3
     SECTION   1.03   Obligation to Purchase Additional
                        Shares . . . . . . . . . . . . . . . . . . . . . . . .3
     SECTION   1.04   Purchase and Sale of the Additional
                        Securities . . . . . . . . . . . . . . . . . . . . . .4

 II. THE CLOSING       . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     SECTION   2.01   First Closing Date . . . . . . . . . . . . . . . . . . .4
     SECTION   2.02   Subsequent Closings. . . . . . . . . . . . . . . . . . .4

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY  .  .  .  . . . . . . . . .5

     SECTION   3.01   Organization, Qualifications and
                        Corporate Power. . . . . . . . . . . . . . . . . . . .5
     SECTION   3.02   Authorization of Agreements, Etc.  . . . . . . . . . . .5
     SECTION   3.03   Validity . . . . . . . . . . . . . . . . . . . . . . . .6
     SECTION   3.04   Authorized Capital Stock . . . . . . . . . . . . . . . .6
     SECTION   3.05   Governmental Approvals . . . . . . . . . . . . . . . . .7
     SECTION   3.06   Offering of the Note and the
                        Shares . . . . . . . . . . . . . . . . . . . . . . . .7
     SECTION   3.07   Corporate Transactions . . . . . . . . . . . . . . . . .7
     SECTION   3.08   Events Subsequent to Date of
                        Incorporation. . . . . . . . . . . . . . . . . . . . .7
     SECTION   3.09   Accuracy of Representations and
                        Warranties in the Acquisition
                        Agreement. . . . . . . . . . . . . . . . . . . . . . .8
     SECTION   3.10   Regulations G and X. . . . . . . . . . . . . . . . . . .8

 IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS .  .  .. . . . . . . . .8

     SECTION   4.01   Authorization. . . . . . . . . . . . . . . . . . . . . .8
     SECTION   4.02   Validity   . . . . . . . . . . . . . . . . . . . . . . .9
     SECTION   4.03   Investment Representations . . . . . . . . . . . . . . .9

  V. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . 10

     SECTION   5.01   Conditions Precedent to the
                      Obligations of the Purchasers. . . . . . . . . . . . . 10

                                                                            Page

     SECTION   5.02   Conditions Precedent to the
                      Obligations of the Company . . . . . . . . . . . . . . 12
     SECTION   5.03   Conditions Precedent to the
                        Obligations of the Purchasers With
                        Respect to Each Subsequent Closing. . . . . . . . .  13

 VI. MISCELLANEOUS     . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     SECTION   6.01   Expenses, Etc  . . . . . . . . . . . . . . . . . . . . 13
     SECTION   6.02   Survival of Agreements . . . . . . . . . . . . . . . . 13
     SECTION   6.03   Parting in Interest. . . . . . . . . . . . . . . . . . 14
     SECTION   6.04   Notices. . . . . . . . . . . . . . . . . . . . . . . . 14
     SECTION   6.05   Entire Agreement; Modifications. . . . . . . . . . . . 14
     SECTION   6.06   Counterparts . . . . . . . . . . . . . . . . . . . . . 15
     SECTION   6.07   Governing Law. . . . . . . . . . . . . . . . . . . . . 15

TESTIMONIUM            . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


                          INDEX TO EXHIBITS AND SCHEDULES

EXHIBIT               DESCRIPTION
-------               -----------
  A                   Form of 10% Subordinated Note
  B                   Form of Registration Rights Agreement


SCHEDULE              DESCRIPTION
--------              -----------
  I                   Schedule I Purchasers and Securities
  II                  Schedule II Purchaser and Securities

     SECURITIES PURCHASE AGREEMENT, dated as of January 24, 1996, among BUSINESS SERVICES HOLDINGS, INC., a Delaware corporation (the "Company"), the several purchasers named in Schedule I hereto (such purchasers being sometimes hereinafter called individually a "Schedule I Purchaser" and collectively the "Schedule I Purchasers") and the purchaser named in Schedule II hereto (such purchaser being sometimes hereinafter called the "Schedule II Purchaser" and, collectively, with the Schedule I Purchasers, the "Purchasers")

     WHEREAS pursuant to an Acquisition Agreement (the "Acquisition Agreement") dated as of January 12, 1996 between the Company and JCP Telecom Systems, Inc., a Delaware corporation ("Seller"), the Company has agreed to buy, and Seller has agreed to sell to the Company, on the terms and subject to the conditions set forth therein, all the issued and outstanding capital stock of J.C. Penney Business Services, Inc., a Delaware corporation, consisting of 10 shares of Common Stock, $1.00 par value; and

     WHEREAS in order to finance the transactions contemplated by the Acquisition Agreement, the Company wishes (i) to issue and sell on the First Closing Date (as hereinafter defined) (x) to the Schedule I Purchasers, severally, an aggregate 24,999,000 shares of Common Stock, $.01 par value ("Common Stock"), of the Company and an aggregate 250,000 shares of Preferred Stock, $1.00 par value ("Preferred Stock"), of the Company, and (y) to the
Schedule II Purchaser, an aggregate 3,571,429 shares of Common Stock and $50,000,000 aggregate principal amount of the Company's 10% Subordinated Notes Due January 24, 2002, and (ii) to issue and sell to the Schedule I Purchasers, severally, on one or more Subsequent Closing bates (as hereinafter defined), subject to the terms and conditions bet forth in Sections 1.03 and 1.04 hereof, up to an aggregate 23,270,000 shares of Common Stock and up to an aggregate 232,700 shares of Preferred Stock; and

     WHEREAS the Purchasers, severally, wish to purchase said Note and shares of Common Stock and Preferred Stock being purchased by them hereunder, all on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                          I.

                           PURCHASE AND SALE OF SECURITIES

     SECTION 1.01 ISSUANCE, SALE AND DELIVERY OF THE INITIAL COMMON SHARES AND THE INITIAL PREFERRED SHARES AND EXECUTION, SALE AND DELIVERY OF THE NOTE.

     (a) Subject to the terms and conditions set forth herein, on the First Closing Date (i) the Company shall issue, sell and deliver to each Schedule I Purchaser, and each Schedule I Purchaser shall purchase from the Company, (x) the number of shares of Common Stock set forth opposite the name of such
Schedule I Purchaser on Schedule I hereto under the caption "Common Shares" (such shares of Common Stock, collectively with the shares of Common Stock referred to in paragraph (b) below, being hereinafter sometimes referred to as the "Initial Common Shares"), and (y) the number of shares of Preferred Stock set forth opposite the name of such Schedule I Purchaser on said Schedule I under the caption "Preferred Shares" (the "initial Preferred Shares" and, collectively with the Initial Common Shares, being hereinafter sometimes referred to as the "Initial Shares"). The Company shall issue certificates in definitive form, registered in the name of each Schedule I Purchaser, evidencing the Initial Common Shares and the Initial Preferred Shares being purchased by such Schedule I Purchasers hereunder.

     (b) Subject to the terms and conditions set forth herein, on the First Closing Date (i) the Company shall issue, sell and deliver to the Schedule II Purchaser, and the Schedule II Purchaser shall purchase from the Company, the number of shares of Common Stock set forth opposite the name of such Schedule II Purchaser on Schedule II hereto under the caption "Common Shares", and (ii) the Company shall execute, sell and deliver to the Schedule II Purchaser, and the
Schedule Il Purchaser shall purchase from the Company, a 10% senior Subordinated Note Due January 24, 2002 of the Company, substantially in the form of Exhibit A hereto, dated the First Closing Date, in principal amount equal to the amount set forth opposite the name of such Schedule II Purchaser on said Schedule II under the caption "Principal Amount of Subordinated Note" (such note, and any note or notes issued in exchange or substitution therefor, being hereinafter called the "Note"). The Company shall issue a certificate or Certificates in definitive form, registered in the name of the Schedule II Purchaser, evidencing the Initial Common Shares being purchased by it hereunder.

     (c) As payment in full for the Initial Shares and the Note being purchased by each Purchaser hereunder, and against delivery thereof as aforesaid, on the First Closing Date each

Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated by the Company, the amounts set forth opposite the name of such Purchaser (i) on Schedule I hereto under the captions "Purchase Price of Common Shares" and "Purchase Price of Preferred Shares", respectively, and (ii) on Schedule II hereto under the captions "Purchase Price of Common Shares" and "Purchase Price of Subordinated Note", respectively.

     SECTION 1.02 ADDITIONAL AGREEMENT. On the First Closing Date, simultaneously with the execution and delivery of the Initial shares and the issuance and delivery of the Note hereunder, the Company and each Purchaser will execute and deliver a Registration Rights Agreement in the form of Exhibit B hereto (the "Registration Rights Agreement")

     SECTION 1.03 OBLIGATION TO PURCHASE ADDITIONAL SHARES.

     (a) GENERAL. In addition to the Initial Shares and the Note to be issued and sold to the Purchasers hereunder, the Company covenants and agrees to issue, sell and deliver to the Schedule I Purchasers, subject to the terms and conditions set forth herein, up to an aggregate 23,270,000 shares; of Common Stock and up to an aggregate 232,700 shares of Preferred Stock (the "Additional Preferred Shares", and, collectively with the Additional Common Shares, the "Additional Shares").

     (b) OBLIGATION TO PURCHASE ADDITIONAL SHARES. In the event that (i) an Additional Amount (as defined in the Acquisition Agreement) is required to be paid to Seller pursuant to Section 1.04 of the Acquisition Agreement and (ii) the Board of Directors of the Company shall determine that amounts in excess of funding available from other financing sources will be required to enable the Company to pay such Additional Amount and satisfy its other capital requirements, then the Company shall, not less than fifteen (15) days prior to the date upon which the Additional Payment is required to be paid, (A) notify the Purchasers that the Company is exercising its right pursuant to this Section
1.03 to require the Purchasers to purchase Additional Shares and (B) take all action necessary to increase the number of shares of Common Stock and Preferred Stock authorized to be issued under the Certificate of Incorporation of the Company as may be required to permit the issuance and sale of such Additional Shares. Such notice (the "Put Notice") shall be in writing and shall specify the number of Additional Shares that the Company proposes to issue to the
Schedule I Purchasers (which shall be allocated among such Purchasers in proportion to the number of Initial Shares purchased by such Purchasers on the First Closing Date), and (y) the Subsequent Closing Date for the purchase and sale of such Additional Shares which date shall be not less than 10 nor more than 15 days after the date of the Put

Notice to which it relates. Any such Put Notice shall be effective upon delivery thereof.

     (c) TERMINATION OF PUT RIGHTS. On June 30, 1998 (the "Termination Date"), any Additional Shares, if any, not yet issued, sold or delivered hereunder shall no longer be subject to any of the provisions of this Section 1.03, and the right to require the Purchasers to purchase such Additional Shares as described herein shall expire and terminate.

     SECTION 1.04 PURCHASE AND SALE OF THE ADDITIONAL SHARES. (a) In the event that the Company shall have delivered a Put Notice pursuant to Section 1.03(b) above, then, subject to the terms and conditions set forth herein, on the Subsequent Closing Date specified in such Put Notice, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Additional Shares specified in the Put Notice at the same purchase price paid by such Purchasers for the shares of Common Stock and Preferred Stock purchased by them on the First Closing Date.

     (b) As payment in full for the Additional Shares purchased by each Purchaser hereunder, and against delivery thereof as aforesaid, on each Subsequent Closing Date each Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated by the Company, the aggregate purchase price for the Additional Shares being purchased by such Purchaser as set forth in the relevant Put Notice.


                                         II.

                        THE FIRST CLOSING; SUBSEQUENT CLOSINGS

     SECTION 2.01 FIRST CLOSING DATE. The closing of the sale and purchase of the Initial Shares and the Note shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on January 24, 1996, or at such other date and time as may be mutually agreed upon among the Purchasers and the Company (such date and time of the closing being herein called the "First Closing Date").

     SECTION 2.02 SUBSEQUENT CLOSING DATES. Each closing of the sale and purchase of Additional Shares shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, at 10 a.m., New York time, on such date (which shall not be a day on which banking institutions in the State of New York are authorized or required to close) as shall be specified in the relevant Put Notice or at such other date and time as may be mutually agreed upon among the Purchasers and the Company (each such date and time of the closing being herein called a "Subsequent Closing Date").

                                         III.

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each Purchaser as follows:

          SECTION 3.01 ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary.
The Company has the corporate power and authority to own and hold its properties, to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Note and the Registration Rights Agreement and to issue and deliver the Shares. Each Purchaser has been furnished with true and complete copies of the Company's Certificate of Incorporation and By-laws, reflecting all amendments thereto as of the First Closing Date.

          SECTION 3.02 AUTHORIZATION OF AGREEMENTS, ETC.

          (a) The execution and delivery by the Company of this Agreement, the Note and the Registration Rights Agreement, the performance by the Company of its respective obligations hereunder and thereunder, the sale of the Note and the issuance and sale by the Company of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate or Incorporation or By-laws or the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) The Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and Preferred Stock, respectively, The issuance, sale and delivery of the Shares to the Purchasers hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

          SECTION 3.03 VALIDITY. This Agreement his been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Note and the Registration Rights Agreement, when executed and delivered by the Company as provided in this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

          SECTION 3.04 AUTHORIZED CAPITAL STOCK.

          (a) The authorized capital stock of the Company consists of 34,000,000 shares of Common Stock, $.01 par value, and 250,000 shares of Preferred Stock, $1 par value. As of the date hereof, 1,000 shares of Common Stock (the "Organization Shares") have been issued to Welsh, Carson, Anderson & Stowe VII, L.P. in connection with the organization of the Company for an aggregate purchase price of $1,000, and no other shares of Common Stock and no shares of Preferred Stock have ever been issued. As of the Closing, 28,571,429 shares of Common Stock and 250,000 shares of Preferred Stock shall be issued and outstanding.

          (b) Except (i) as provided in this Agreement and the Acquisition Agreement and (ii) with respect to employee stock options to be granted by the Board of Directors of the Company from time to time after the date hereof, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding and (ii) there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of the Company's capital stock, any evidences of indebtedness or assets. Except as provided in this Agreement and the Acquisition Agreement, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          SECTION 3.05 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article IV hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement, the Note and the Registration Rights Agreement, the sale of the Note or the issuance, sale and delivery of the Shares (other than notice filings required under Federal and state securities laws, which will be timely made).

          SECTION 3.06 OFFERING OF THE NOTE AND THE SHARES. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Note, the Shares or any similar securities of the Company has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with, any person or persons, under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act"); and assuming the accuracy of the representations and warranties of the Purchasers set forth in Article IV hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Note and the Shares under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder) which might subject the offering, issuance or sale of the Note and the Shares to the Purchasers to the registration provisions of the Securities Act.

          SECTION 3.07 CORPORATE TRANSACTIONS. The Company was incorporated on September 27, 1995, and has not conducted any business or otherwise entered into any transactions other than (i) the organization of the Company, including the issuance of the Organization Shares, the adoption of By-laws and the election of directors and officers, (ii) the authorization, execution and delivery of the Acquisition Agreement and the agreements described therein and the authorization of the transactions contemplated thereby and (iii) the authorization of this Agreement, the Note, the Registration Rights Agreement and the transactions contemplated hereby and thereby.

          SECTION 3.08 EVENTS SUBSEQUENT TO DATE OF INCORPORATION. Other than in connection with the issuance of the Organization Shares, the Company has not
(i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent),

(iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than expenses incidental to the Company's formation, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or (v) conducted any business of a material nature.

          Between the date hereof and the First Closing Date, the Company will not do any of the things listed in clauses (i) through (v) above.

          SECTION 3.09 ACCURACY OF REPRESENTATIONS AND WARRANTIES IN THE ACQUISITION AGREEMENT. The representations and warranties of the Company contained in Article V of the Acquisition Agreement are true and correct as of the date hereof and will be true and correct as of the First Closing Date.

          SECTION 3.10 REGULATIONS G AND X. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined, from time to time, in Regulation G promulgated by the Board of Governors of the Federal Reserve System), and no part of the proceeds from the Note or the Shares or other financing in connection with the transactions contemplated by the Acquisition Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations G and X.

                                         IV.

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

          SECTION 4.01 AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the purchase and receipt by such Purchaser of the Note and the Shares being purchased by such Purchaser hereunder, as the case may be, have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government applicable to such Purchaser, the governing instrument of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Purchaser.

          SECTION 4.02 VALIDITY. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Registration Rights Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

          SECTION 4.03 INVESTMENT REPRESENTATIONS.

          (a) Such Purchaser is acquiring the Shares and the Note
(collectively the "Securities"), being purchased by it hereunder for its own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable law.

          (b) Such purchaser understands that he, she or it must bear the economic risk of his, her or its investment for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Such Purchaser will not pledge, transfer, convey or otherwise dispose of any of the Securities, except (i) in connection with a distribution to its partners, if such Purchaser is a partnership or (ii) in a transaction that is the subject of either (x) an effective registration statement under the Securities Act and any applicable state securities laws, or (y) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory, and may be relied on by the Company in making such determination), it being intended that the agreements with respect to the Common Shares contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Registration Rights Agreement.

          (c) Such Purchaser is able to fend for himself, herself and itself in the transactions contemplated by this Agreement and that he, she or it has the ability to bear the economic risks of his, her or its, investment in the Securities for an indefinite period of time. Such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

          (d) Such Purchaser has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Securities, Such Purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Commission under the Securities Act with respect to its purchase of the Securities, and that if such Purchaser is a partnership, it has not been formed solely for the purpose of purchasing the Securities it is purchasing hereunder.

                                          V.

                                 CONDITIONS PRECEDENT

          SECTION 5.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each Purchaser hereunder are, at its option, subject to the satisfaction, on or before the First Closing Date, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the First Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

          (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the First Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

          (c) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

          (d) ACQUISITION AGREEMENT, The transactions contemplated by the Acquisition Agreement shall have been consummated on or prior to the First Closing Date in accordance with the Acquisition Agreement as originally executed, without any material amendments or waivers.

          (e) CONSUMMATION OF TRANSACTIONS. On the First Closing Date, each of the other Purchasers and the Company shall have consummated the transactions contemplated hereby with respect to such parties.

          (f) REGISTRATION RIGHTS AGREEMENT. On the First Closing Date, the Company shall have executed and delivered the Registration Rights Agreement.

          (g) SUPPORTING DOCUMENTS. On or prior to the First Closing Date, the Purchasers and their counsel shall have received copies of the following supporting documents:

          (i) (1) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, (2) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary and (3) a telegram or telex from said Secretary as of the close of business on the next business day preceding the First Closing Date as to the continued due incorporation and good standing of the Company and to the effect that no amendment to its Certificate of Incorporation has been filed since the date of the certificate referred to in clause (2) above;

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the First Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Note, the sale of the Note and the issuance, sale and delivery of the Shares, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause
     (i) (2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement and the Note, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

          All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

          SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the First Closing Date, of the following
Conditions:

          (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on the First Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

          (b) PERFORMANCE. Each Purchaser shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the First Closing Date,

          (c) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by any Purchaser and all waivers and consents to be obtained by any Purchaser in connection with the transactions contemplated hereby shall have been taken or obtained by such Purchaser and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

          (d) ACQUISITION AGREEMENT. The transactions contemplated by the Acquisition Agreement shall have been consummated on or prior to the First Closing Date in accordance with the Acquisition Agreement.

          SECTION 5.03 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS WITH RESPECT TO EACH SUBSEQUENT CLOSING:. The obligations of each Purchaser to purchase and pay for the Additional Shares to be purchased by such Purchaser on each Subsequent Closing Date hereunder are, at its option, subject to the satisfaction, on or before such Subsequent Closing Date, of the following conditions:

          (a) CONSUMMATION OF FIRST CLOSING. On the First Closing Date the Purchasers shall have purchased and paid for the Initial Shares and the Note.

          (b) PUT NOTICE. A Put Notice given pursuant to Section 1.03(b) above shall have become effective pursuant to said Section.


                                         VI.

                                   MISCELLANEOUS

          SECTION 6.01 EXPENSES, ETC. (a) Each party hereto will pay its own expenses in connection with the transactions contemplated by this Agreement, whether or not such transactions shall be consummated; PROVIDED, HOWEVER, that the Company shall pay the reasonable fees and disbursements of its counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol and each Purchaser's counsel. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, made as a result of any agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

               (b) The Company covenants and agrees that, in the event that any Purchaser is required to make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with any transaction to which the Company is a party, the Company will pay the reasonable fees and expenses of such Purchaser's counsel in preparing such filing, together with all filing fees.

          SECTION 6.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

          SECTION 6.03 PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except for transferees in a Public Sale. For the purposes of this Agreement, "Public Sale" means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

          SECTION 6.04 NOTICES, Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

          if to the Company, to:

               Business Services Holdings, Inc.
               5001 Spring Valley Road
               Dallas, Texas  75244

               with a copy to:

               Reboul, MacMurray, Hewitt, Maynard & Kristol
               45 Rockefeller Plaza
               New York, New York 10111
               Telecopy Number: (212) 841-5725
               Attention: Robert A. Schwed, Esq.

          if to any Purchaser, to the address of such Purchaser appearing on
          Schedule I or Schedule II hereto, as the case may be;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of telecopy, when received.

          SECTION 6.05 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and holders owning an aggregate of not less than 66-2/3% of the outstanding principal amount of each Note and not less than 66-2/3% of the outstanding shares of Common Stock issued hereunder and not previously transferred in a Public Sale.

          SECTION 6.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 6.07 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                         BUSINESS SERVICES HOLDINGS, INC.


                         By /s/ Anthony J. deNicola
                           -------------------------------------
                         Title: President


                         WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                         By WCAS VII Partners, L.P.,
                              General Partner


                         By /s/ Anthony J. deNicola
                           -------------------------------------
                            General Partner


                         WCAS INFORMATION PARTNERS, L.P.
                         By WCAS INFO Partners,
                              General Partner


                         By /s/ Patrick J. Welsh
                           -------------------------------------
                              General Partner


                         WCAS CAPITAL PARTNERS II, L.P.
                         By WCAS CP II Partners,
                              General Partner


                         By /s/ Anthony J. deNicola
                           -------------------------------------
                              General Partner


                            /s/ Patrick J. Welsh
                           -------------------------------------
                              Patrick J. Welsh


                            /s/ Russell L. Carson
                           -------------------------------------
                              Russell L. Carson

                            /s/ Bruce K. Anderson
                           -------------------------------------
                              Bruce K. Anderson


                            /s/ Richard H. Stowe
                           -------------------------------------
                              Richard H. Stowe


                            /s/ Andrew M. Paul
                           -------------------------------------
                              Andrew M. Paul


                            /s/ Thomas E. McInerney
                           -------------------------------------
                              Thomas E. McInerney


                            /s/ Laura VanBuren
                           -------------------------------------
                              Laura VanBuren


                            /s/ James B, Hoover
                           -------------------------------------
                              James B, Hoover


                            /s/ Robert A. Minicucci
                           -------------------------------------
                              Robert A. Minicucci


                            /s/ Anthony J. deNicola
                           -------------------------------------
                              Anthony J. deNicola

                            /s/ David Bellet
                           -------------------------------------
                              David Bellet

                            WCA MANAGEMENT CORPORATION


                            By Russell L. Carson
                              ----------------------------------


                                                   SCHEDULE I

                                    Number of       Price of      Number of      Price of         TOTAL
      Name and                       Common          Common       Preferred      Preferred       PURCHASE
Address of Purchaser                 Shares          Shares         Shares        Shares          PRICE
-------------------------------   -------------   ------------   ------------   ------------   ------------
Welsh, Carson, Anderson &            23,981,500   $ 23,981,500        239,825   $ 23,982,500   $ 47,964,000
  Stowe VII, L.P
WCAS Information Partners,              100,000   $    100,000          1,000   $    100,000   $    200,000
  L.P.
WCA Management Corporation               17,500   $     17,500            175   $     17,500   $     35,000

Patrick J. Welsh                        150,000   $    150,000          1,500   $    150,000   $    300,000
Russell L. Carson                       115,000   $    115,000          1,150   $    115,000   $    230,000
Bruce K. Anderson                       250,000   $    250,000          2,500   $    250,000   $    500,000
Richard B. Stowe                         75,000   $     75,000            750   $     75,000   $    150,000
Andrew M. Paul                           50,000   $     50,000            500   $     50,000   $    100,000
Thomas E. McInerney                      75,000   $     75,000            750   $     75,000   $    150,000
Laura VanBuren                            5,000   $      5,000             50   $      5,000   $     10,000
James B. Hoover                          10,000   $     10,000            100   $     10,000   $     20,000
Robert Minicucci                         50,000   $     50,000            500   $     50,000   $    100,000
Anthony J. deNicola                      20,000   $     20,000            200   $     20,000   $     40,000
David Bellet (DLJSC as                  100,000   $    100,000          1,000   $    100,000   $    200,000
  Custodian for the IRA FBO
  David F. Bellet)
c/o Welsh, Carson, Anderson
  & Stowe
One World Financial Center
New York, NY 10281
                                  -------------   ------------   ------------   ------------   ------------
            TOTAL:                   24,999,000   $ 24,999,000        250,000   $ 25,000,000   $ 49,999,000
                                  =============   ============   ============   ============   ============


                                                   SCHEDULE II

                                    Principal       Purchase
                                    Amount of       Price of                     Purchase
   Name and Address               Subordinated    Subordinated      Common       Price of
    of Purchaser                      Note            Note          Shares      Common Shares
-------------------------------   -------------   ------------   ------------   -------------
WCAS Capital Partners             $ 50,000,000    $ 46,428,571   3,571,429      $ 3,571,429
  II, L.P.
One World Financial Center
New York, NY 10281

                      AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of August 31, 1998 (the "Amendment"), among ALLIANCE DATA SYSTEMS CORPORATION (the "Company"), a Delaware corporation and the surviving corporation of a merger with Business Services Holdings, Inc., a Delaware corporation ("BSH"), WCAS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("WCAS CP II"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), and LIMITED COMMERCE CORP., a Delaware corporation ("Limited Commerce"), amending the Securities Purchase Agreement dated as of January 24, 1996 (the "Original Agreement") among BSH, WCAS CP II, WCAS VII, Limited Commerce and the other several purchasers named in Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Original Agreement as amended by this Amendment.

     WHEREAS, pursuant to the terms of the Original Agreement, BSH sold to WCAS CP II an aggregate $50,000,000 principal amount of the 10% Subordinated Notes Due January 24, 2002 of BSH substantially in the form attached to the Original Agreement as Exhibit A (the "Original Notes"); and

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of August 30, 1996 BSH was merged with and into the Company, and all of the debts, liabilities and duties of BSH, including, without limitation, the indebtedness evidenced by the Original Notes and the obligations of BSH under the Original Agreement, attached to the Company; and

     WHEREAS pursuant to a Securities Purchase Agreement dated as of August 30, 1996 among the Company, Limited Commerce, WCAS CP II, WCAS VII and the other securityholders named in Schedule I thereto, Limited Commerce purchased from WCAS CP 11 $20,000,000 principal amount of the Original Notes; and

     WHEREAS the Company and Loyalty Management Group Canada Inc. entered into a Credit Agreement dated as of July 24, 1998 (such agreement, as supplemented, amended, restated and/or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement") with Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agent"), and the Banks and Guarantors named as parties thereto (as defined in the Credit Agreement), pursuant to which certain loans and financial accommodations are being extended to the Company and the borrowers named in the Credit Agreement; and

     WHEREAS in connection with the execution and delivery of the Credit Agreement, the Agent and the Banks have requested that the Company, WCAS CP II and Limited

Commerce agree to amend the Original Notes to change the maturity of the Original Notes from January 24, 2002 to October 25, 2005; and

     WHEREAS in consideration of WCAS CP II and Limited Commerce agreeing to extend the maturity of the Original Notes as aforesaid, the Company is willing to issue and deliver to WCAS CP II and Limited Commerce an aggregate 454,545 shares (the "Common Shares") of Common Stock $.01 par value ("Common Stock"), of the Company; and

     WHEREAS WCAS CP II and Limited Commerce are willing to extend the maturity of the Original Notes from January 24, 2002 to October 25, 2005 on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     SECTION 1. AMENDMENT AND RESTATEMENT OF ORIGINAL NOTE. (a) The Securities Purchase Agreement and the Original Notes are hereby amended to change the maturity date of the Original Notes from January 24, 2002 to October 25, 2005 and, in connection with such change, the form of the Original Note as set forth as Exhibit A to the Original Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto (as so amended and restated, the "Notes").

     (b) The Company shall execute and deliver to each of WCAS CP II and Limited Commerce, in exchange and substitution for the Original Note held by such party, and against receipt thereof, a new Note in the form set forth in Exhibit A attached hereto in the same principal amount and dated as of the date of original issue of the Original Note held by such party. Original Notes received by the Company in exchange for the new Notes as aforesaid shall be canceled.

     SECTION 2. ISSUANCE OF SHARES OF COMMON STOCK; AMENDMENT OF STOCKHOLDERS AGREEMENT. (a) In consideration of the agreement by WCAS CP II and Limited Commerce to extend the maturity of the Original Notes as aforesaid, the Company shall issue and deliver to each of WCAS CP II and Limited Commerce the number of shares of Common Stock set forth opposite its name below:


     NOTEHOLDER                       NO. OF COMMON SHARES
     ----------                       --------------------
     WCAS CP II                               272,727
     Limited Commerce                         181,818
                                              -------
                       Total:                 454,545
                                              =======

     (b) In connection with the execution and delivery of this Amendment and the Notes and the issuance of the Common Shares as described above, the Company and the parties to the Amended and Restated Stockholders Agreement, dated as of August 30, 1996, as amended (the "Stockholders Agreement"), among the Company, Limited Commerce and the other stockholders named as parties thereto shall enter into an Amendment to Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement Amendment"), amending the Stockholders Agreement to provide that the Common Shares being issued to WCAS CP II and Limited Commerce under this Amendment be treated as "Common Stock" and "Registrable Securities" under the Stockholders Agreement.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary. The Company has the corporate power and authority to own and hold its properties, to carry on its business as currently conducted, to execute, deliver and perform this Amendment, the Notes and the Stockholders Agreement Amendment and to issue and deliver the Common Shares.

     (b) The execution and delivery by the Company of this Amendment, the Notes and the Stockholders Agreement Amendment, the performance by the Company of its respective obligations hereunder and thereunder, the execution and delivery of the Notes and the issuance and sale by the Company of the Common Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation, as amended, or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (c) The Common Shares have been duly authorized by the Company and, when issued and sold in accordance with this Amendment, will be validly issued, fully paid and nonassessable shares of Common Stock free and clear of all liens, claims, charges or encumbrances created by the Company. Except as provided in the Stockholders Agreement (which rights as to the Common Shares to be issued hereunder have been effectively waived prior to or on the date hereof), the issuance, sale and delivery of the Common Shares to WCAS CP II and Limited Commerce hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

     (d) This Amendment, the Notes and the Stockholders Agreement Amendment have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF WCAS CP II AND LIMITED COMMERCE. (a) Each of WCAS CP II and Limited Commerce severally and not jointly, represents and warrants to the Company that it is acquiring the Common Shares being acquired by it hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each of WCAS CP II and Limited Commerce further represents that it understands that (i) the Common Shares have not been registered under the Securities Act of 1933, as amended (the "Securities
Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Common Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Common Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect. Each of WCAS CP II and Limited Commerce further understands the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Common Shares only in limited amounts under certain conditions.

     (b) Each of WCAS CP II and Limited Commerce further represents and warrants to the Company that it has had full opportunity to have access to and to examine the facilities, personnel and records of the Company, that it is capable of evaluating independently the prospects of the Company and has made such an evaluation in connection with its investment in the Common Shares being purchased by it and had adequate financial means to bear the risk of its investment in the Company.

     SECTION 5. EFFECT OF AMENDMENT. Except as expressly provided in this Amendment, nothing herein shall affect or be deemed to affect any provisions of the Original Agreement, and except only to the extent that they may be varied hereby, all of the terms of the Original Agreement shall remain unchanged and in full force and effect.

     SECTION 6. LAW GOVERNING. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. ENTIRE AGREEMENT. This Amendment, the Original Agreement (as amended by this Amendment), the Notes, the Stockholders Agreement, the Stockholders Agreement Amendment, and the documents and agreements described therein, constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in the manner provided in Section 6.05 of the Original Agreement.

     SECTION 8. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                              ALLIANCE DATA SYSTEMS CORPORATION



                              By
                                 --------------------------------------


                              WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                              By WCAS VII Partners, L.P., General Partner


                              By
                                 --------------------------------------
                                   General Partner


                              WCAS CAPITAL PARTNERS II, L.P.
                              By WCAS CP II Partners, General Partner


                              By
                                 --------------------------------------
                                   General Partner


                              LIMITED COMMERCE CORP.


                              By
                                 --------------------------------------

                                                                    EXHIBIT A


               THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID")
               AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE
                CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS
             PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS
                 SET FORTH IN PROPOSED TREASURY REGULATION 1.1275-3.

                 THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $
                THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $
             THE ISSUE DATE OF THIS DEBT INSTRUMENT IS JANUARY 24, 1996
              THE YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS       %

                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
              ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
               DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT
                   OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                          ALLIANCE DATA SYSTEMS CORPORATION

                               10% Subordinated Note
                                Due October 25, 2005



Registered                                                 New York, New York
R-                                                           January 24, 1996
$


          ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to
                  , or registered assigns, the principal sum of
        AND NO/100 Dollars ($           ), on October 25, 2005, and to pay
interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum, payable semi-annually in arrears on the first day of July and January of each year (each said day being an "Interest Payment Date"), commencing on July 1, 1996, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 12% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

          All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

          For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York.

          1. NOTES. This Note is one of a duly authorized issue of Subordinated Notes (herein called the "Notes") made or to be made by the Company in the aggregate principal amount of $50,000,000, maturing on October 25, 2005 and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note.

          2. TRANSFER, ETC. OF NOTES. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 10 a register in which the Company shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in paragraph (a) of Section 10, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

          3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

     4. PERSONS DEEMED OWNERS; HOLDERS. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

     5.   PREPAYMENTS.

          (a) OPTIONAL PREPAYMENT. Upon notice given as provided in Section 6 the Company may, at its option, prepay the Notes, as a whole at any time or in part from time to time, in amounts which shall be integral multiples of $100,000, at the unpaid principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment. All prepayments shall be applied to installments of principal hereof in inverse order of maturity.

          (b)  [INTENTIONALLY OMITTED]

          (c) MANDATORY PREPAYMENT UPON PUBLIC OFFERING. If at any time while any of the Notes shall be outstanding the Company shall consummate a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, then upon the consummation of each such offering the Company shall apply to prepayment of the Notes, without penalty or premium (up to the amount required to prepay all the Notes including accrued interest thereon) an amount that, including principal to be prepaid and accrued interest thereon, is equal to the sum of (x) one-sixth of the proceeds of such offering to the Corporation (net of underwriting discounts and commissions), plus (y) the amount (if any) by which one-sixth of such net proceeds exceeds the amount (if any) which shall have been applied to redemption of the Company's Preferred Stock, $1 par value, pursuant to the Certificate of Incorporation of the Company by reason of the consummation of such offering, it being intended that up to an aggregate one-third of such proceeds shall be available to prepay the Notes and redeem such Preferred Stock.

          6. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to
Section 5 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment.

          7. ALLOCATION OF PREPAYMENT. In the event of any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid, purchased, redeemed or retired (but only in units of $100,000) to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

          8. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate PER ANNUM provided herein for overdue principal.

          9. SURRENDER OF NOTES; NOTATION THEREON. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (except for taxes or governmental charges imposed in connection therewith), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

          10. COVENANTS. The Company covenants and agrees that, so long as any Note shall be outstanding:

          (a) MAINTENANCE OF OFFICE. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder hereof; where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment.

          (b) PAYMENT OF TAXES. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Company or any subsidiary or upon the income and profits of the Company or any subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any subsidiary, or upon any part thereof by the United States or any State thereof; as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that neither the Company nor any subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Company has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) the Company or a subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Company shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof

          (c) CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries; PROVIDED, HOWEVER, that nothing in this paragraph (c) shall prevent the abandonment or termination of any rights or franchises of the Company, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Company, in the best interests of the Company and is not disadvantageous in any material respect to the holders of the Notes.

          (d) MAINTENANCE OF PROPERTY. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its subsidiaries used in the conduct of the business of the Company and its subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this paragraph (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets if such action (or inaction) is, in the good faith business judgment of the Company, in the best interests of the Company (and the best interests of any subsidiary concerned or affected thereby) and is not disadvantageous in any material respect to the holders of the Notes.

          (e) INSURANCE. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Company.

          (f) KEEPING OF BOOKS. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

          (g) TRANSACTIONS WITH AFFILIATES. The Company will enter into any transaction with any director, officer, stockholder, employee or affiliate of the Company only upon fair and reasonable terms.

          (h) NOTICE OF DEFAULT. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 13 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; PROVIDED, HOWEVER, that if such event, in the good faith judgment of the Company, will be cured within ten days after the Company has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

          11. MODIFICATION BY HOLDERS; WAIVER. The Company may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company thereunder, and the observance by the Company of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding; PROVIDED, HOWEVER, that no such modification or waiver shall:

          (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

          (b)  give any Note any preference over any other Note;

          (c) reduce the percentage of Notes, the consent of the holders of which is required for any such modification; or

          (d) amend the provisions of Section 16 hereof without the consent of the holders of Senior Indebtedness (as hereinafter defined).

          Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

          12. EVENTS OF DEFAULT. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

          (a) default shall be made in the payment of the principal of any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

          (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of five days; or

          (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Securities Purchase Agreement dated as of January 24, 1996 among the Company and the several Purchasers named therein (the "Purchase Agreement"), and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Company by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Company to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

          (d) any representation or warranty made by the Company in the Purchase Agreement shall prove to have been false or incorrect in any material respect on the date on or as of which made; or

          (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (f) the commencement by the Company or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or any subsidiary generally to pay its debts as such debts become due; or

          (g) default as defined in any instrument evidencing or under which the Company or any subsidiary has outstanding at the time any indebtedness for money borrowed in excess of $50,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days; or

          (h) final judgment for the payment of money in excess of $50,000 shall be rendered against the Company or a subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

then, the holder or holders of a least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Company, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

          At any time after any declaration of acceleration as to all of the Notes has been made as provided in this Section 12, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences, if (i) the Company has paid all overdue installments of interest on the Notes and all principal that has become due otherwise than by such declaration of acceleration and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph, PROVIDED, HOWEVER, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

          13. SUITS FOR ENFORCEMENT. In case any one or more of the Events of Default specified in Section 12 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

          In case of any default under any Note, the Company will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

          14. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          15. REMEDIES NOT WAIVED. No course of dealing between the Company and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

          16. SUBORDINATION. (a) SUBORDINATION. Anything in this Note to the contrary notwithstanding, the obligation of the Company to pay the principal of and interest on, this Note, and to discharge all its other obligations hereunder, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (A), (B) and (C), inclusive, to (i) all obligations of the Company to banks or other financial institutions for borrowed money, and (ii) all obligations of the Company to banks or other financial institutions under guarantees by the Company of obligations of wholly owned subsidiaries of the Company to banks or other financial institutions for borrowed money, in each case, whether such obligations are outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note. The obligations of the Company to which this Note is subordinate and junior in right of payment are sometimes herein referred to as "Senior Indebtedness".

               (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

               (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof; unless and until all Senior Indebtedness shall have been paid in full.

               (C) In the event the Company shall default under any Senior Indebtedness obligation held by any bank or other financial institution, which default shall continue without cure or waiver, and the effect of such default is to accelerate the maturity of such obligation or the holder thereof shall cause such obligation to become due prior to the stated maturity thereof or the Company shall not pay such obligation at maturity, the Company will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of all or any part of this Note, and the holder of this Note will not accept from the Company any payment of any kind of or on account of all or any part of this Note, unless and until all such Senior Indebtedness shall have been paid in full; and if; with respect to any such default, the holder of such Senior Indebtedness obligation shall have made a demand for payment and commenced an action, suit or other proceeding against the Company, then the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note during the pendency of such action, suit or other proceeding. Notwithstanding the provisions of the immediately preceding sentence, if any such default shall have continued for 180 days or more, the Company may make and the holder of this Note may accept from the Company all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

Upon request of any holder of Senior Indebtedness, the holder of this Note will affirm its obligations under this Section 16.

          (b) SUBROGATION. Subject to the payment in full of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full, and, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this
Section 16 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Section 16 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 16 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with its terms and the provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or upon default hereunder.

          17. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          18. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          19. HEADINGS. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

     IN WITNESS WHEREOF, ALLIANCE DATA SYSTEMS CORPORATION has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                              ALLIANCE DATA SYSTEMS CORPORATION


                                   By_________________________________

                                                                       EXHIBIT B

                               AMENDMENT TO AMENDED AND
                           RESTATED STOCKHOLDERS AGREEMENT

     AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of August 31, 1998 (the "Amendment"), amending the Amended and Restated Stockholders Agreement dated as of August 30, 1996, as amended (as so amended, the "Original Agreement"), among Alliance Data Systems Corporation (known in the Original Agreement as World Financial Network Holding Corporation) (the "Issuer"), Limited Commerce Corp. ("Limited Commerce"), WCAS Capital Partners II, L.P. ("WCAS CP II"), Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII"), and the several other investors named as parties thereto (collectively with Limited Commerce, WCAS CP II and WCAS VII, the "Investors"), certain of whom were also parties to the Original Agreement.

     WHEREAS, the Issuer, Limited Commerce, WCAS CP II and WCAS VII have entered into an Amendment to Securities Purchase Agreement dated as of the date hereof (the "Amendment to Securities Agreement") pursuant to which, among other things, the Issuer has agreed to issue and deliver to WCAS CP II and Limited Commerce an aggregate 454,545 shares of Common Stock (the "Common Shares"), par value $.01 per share, of the Issuer in consideration of the agreement by WCAS CP II and Limited Commerce to change the maturity of the 10% Subordinated Notes due January 24, 2002 of the Company held by WCAS CP II and Limited Commerce Corp. from January 24, 2002 to October 25, 2005; and

     WHEREAS, the Issuer and the Investors desire to amend the Original Agreement to include the Common Shares in such agreement;

     NOW THEREFORE, the parties hereto agree as follows:

     SECTION 1. AMENDMENT TO ORIGINAL AGREEMENT. The Common Shares to be acquired by WCAS CP II and Limited Commerce pursuant to the Amendment to Securities Agreement shall for all purposes be deemed "Common Stock" and "Registrable Securities" under the Original Agreement.

     SECTION 2. CONSENT. Each of the Investors hereby consents to the issuance of the Common Shares to WCAS CP II and Limited Commerce and hereby waives any preemptive right or other right it may have to purchase, participate in or otherwise acquire any such shares of Common Stock.

     SECTION 3. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

     SECTION 4. ORIGINAL AGREEMENT. Except as amended or modified pursuant to this Amendment, the terms of the Original Agreement shall remain in full force and effect.

     SECTION 5. SEVERABILITY. The invalidity or unenforceability of any provisions of this Amendment in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Amendment in such jurisdiction or the validity, legality or enforceability of this Amendment, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 6. COUNTERPARTS: EFFECTIVENESS. This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                              ALLIANCE DATA SYSTEMS CORPORATION


                              By________________________________


                              LIMITED COMMERCE CORP.


                              By________________________________


                              WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                              By WCAS VIII Associates LLC, General Partner


                              By________________________________
                                   General Partner


                              WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                              By WCAS VII Partners, L.P., General Partner


                              By________________________________
                                   General Partner


                              WELSH, CARSON, ANDERSON & STOWE VI L.P.
                              By WCAS VI Partners, L.P., General Partner


                              By________________________________
                                   General Partner

                              WCAS CAPITAL PARTNERS II, L.P.
                              By WCAS CP II Partners, General Partner


                              By________________________________
                                   General Partner


                              WCAS INFORMATION PARTNERS, L.P.
                              By:  WCAS INFO Partners, General Partner


                              By_________________________________
                                   General Partner


                              PATRICK J. WELSH
                              RUSSELL L. CARSON
                              BRUCE K. ANDERSON
                              RICHARD H. STOWE
                              ANDREW M. PAUL
                              THOMAS E. MCINERNEY
                              JAMES B. HOOVER


                              By________________________________
                              Laura VanBuren, Attorney-in-Fact


                              __________________________________
                                   Laura VanBuren


                              __________________________________
                                   Robert A. Minicucci

                              __________________________________
                                   Anthony J. deNicola


                              __________________________________
                                   David Bellet


                              __________________________________
                                   Paul B. Queally


                              __________________________________
                                   Lawrence Sorrel


                              __________________________________
                                   Priscilla Newman


                              __________________________________
                                   Rudolph Rupert


                              __________________________________
                                   D. Scott Mackesy